SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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☐	Definitive Proxy Statement

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IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

to be held on January 29, 2010

The date of this Supplement is January 19, 2010

On December 31, 2009, we filed a Proxy Statement with the Securities and Exchange Commission relating to a Special Meeting of Shareholders. In the Proxy Statement we submitted a proposal to approve our 2010 Stock Incentive Plan.

Reduction of Plan Shares

After giving consideration to comments from RiskMetrics Group Governance Services, or RMG, and in order to facilitate approval of the Plan, on January 18, 2010, upon the recommendation of the Compensation Committee, our Board of Directors amended the Plan to (i) reduce the maximum number of shares of our common stock available for issuance under the Plan from 600,000 shares to 500,000 shares, and (ii) limit to 250,000 common shares the maximum number of shares that we may issue as full value awards (i.e., awards, such as restricted stock awards, for which the recipient gets “full value” of the stock, rather than awards based on future appreciation in stock value, such as options).

Burn Rate Commitment

In order to minimize the dilutive impact on our existing shareholders of grants of equity-based awards, the Board has committed that, with respect to the 500,000 shares of common stock being reserved for issuance under the Plan, the average burn rate of equity awards will not exceed a three-year average of 2.18% through our fiscal year ending December 31, 2012. Our burn rate will be recalculated following the end of each fiscal year during this period.

Under RMG’s guidelines, excessive burn rates are generally defined as the greater of a company’s three-year average burn rate which exceeds the mean plus one standard deviation of the company’s four-digit Global Industry Classification Standard group’s three-year average burn rate; or the company’s three-year average burn rate exceeds a de minimis threshold of 2%. Burn rate is calculated as the adjusted total number of equity grants made in a given year divided by the weighted common shares outstanding. The adjusted total number of equity grants is equal to the sum of the number of shares of our common stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value”.

Additional Plan Information

The following table sets forth additional information regarding stock options to purchase our common stock outstanding as of December 28, 2009:

	Options (Outstanding)	Weighted Average Exercise Price (Per Share)	Weighted Average Remaining Years of Contractual Life
Substantially in-the-money options outstanding in excess of six years	411,354	$25.95	2.3

Other options outstanding in excess of six years	0	N/A	N/A

All options outstanding less than six years	849,234	$51.16	6.2

“Substantially in-the-money options outstanding in excess of six years” is defined by RiskMetrics Group as our stock options with an exercise price of less than $45.92. Additional information regarding these options is as follows:

Grant Date	Remaining Contractual Life	Exercise Price	Options
Apr 17, 2000	0.29	$11.00	11,519

May 24, 2000	0.39	$12.05	1

Mar 23, 2001	1.22	$18.40	2,500

Mar 26, 2001	1.23	$18.40	7,250

Mar 14, 2001	1.2	$19.40	6,250

May 08, 2001	1.35	$20.65	70,560

Mar 12, 2001	1.19	$20.70	1,250

Dec 04, 2001	1.92	$21.58	625

Oct 12, 2001	1.78	$22.08	2,625

Jun 18, 2001	1.46	$22.40	7,188

May 14, 2001	1.37	$22.40	3,125

May 15, 2001	1.37	$22.40	750

Sep 17, 2001	1.71	$22.40	6,290

Jan 11, 2002	2.03	$22.88	114,785

Sep 17, 2001	1.71	$23.20	1,875

Mar 18, 2002	2.21	$27.42	2,000

May 28, 2002	2.41	$29.73	5,000

Mar 19, 2003	3.21	$30.81	55,136

Mar 19, 2003	3.21	$30.88	70,750

Jan 15, 2003	3.04	$32.60	18,750

Aug 18, 2003	3.63	$39.60	6,250

Jul 07, 2003	3.52	$39.85	12,500

Jul 17, 2003	3.54	$41.14	4,375

Voting at Special Meeting

The amended Plan will be presented for shareholder approval at the Special Meeting of Shareholders to be held on Friday, January 29, 2010.

If a shareholder returns his or her proxy card or votes via the Internet at any time (either prior to or after the date hereof) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Plan, as amended. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Special Meeting of Shareholders by submission of a proxy bearing a later date by mail or by attending the Special Meeting of Shareholders in person and casting a ballot or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. A number of brokerage firms and banks offer Internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card or by contacting the brokerage firm bank or other nominee.

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